                                                                      Exhibit 4c



         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                              HUBBELL INCORPORATED

                              6.375% Notes due 2012

CUSIP No.:                                                             Note No.:
ISIN No.:
Common Code No.:


         HUBBELL INCORPORATED, a corporation duly organized and existing under the laws of the State of Connecticut (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) (or such lesser amount as set forth in the attached Schedule of Increases and Decreases) on May 15, 2012, and to pay interest thereon from May 15, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing November 15, 2002, at the rate of 6.375% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be mailed to Holders of Notes (as defined on the reverse hereof) not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee in The Borough of Manhattan, The City of New York, or at any other office or agency designated by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor depositary may be made by wire transfer to the account designated by DTC or such successor depositary in writing.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                      HUBBELL INCORPORATED


                                        By: __________________________________



                                        Attest: ______________________________

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:


                                        JPMORGAN CHASE BANK, as Trustee


                                        By: _______________________________
                                               Authorized Signatory

                               REVERSE OF SECURITY

         This Note is one of a duly authorized issue of Debt Securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of September 15, 1995 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $200,000,000, subject to certain exceptions referred to in the Indenture. In addition, the Company may from time to time without the consent of the Holders of Notes create and issue further Debt Securities having the same terms and conditions as the Notes in all respects (or in all respects except for the issue date and issue price) and so that such further issue shall be consolidated and form a single series with the outstanding Debt Securities of this series (including the Notes) or upon such terms as the Company may determine at the time of their issue. References herein to the Notes include (unless the context requires otherwise) any other Debt Securities issued as described in this paragraph and forming a single series with the Notes.

         The Notes are subject to redemption, in whole or from time to time in part, at the Company's option on any date at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes to be redeemed, and
(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to that redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in the case of both clause (1) and clause (2) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to that redemption date. Notwithstanding the foregoing, payments of interest on the Notes that are due and payable on or prior to a date fixed for redemption of Notes will be payable to the Holders of those Notes registered as such at the close of business on the relevant Regular Record Dates for the Notes in accordance with the terms and provisions of the Indenture.

"Treasury Rate" means, with respect to any redemption date for the Notes, (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or
(2) if
such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the applicable redemption date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "business day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

"Comparable Treasury Issue" means, with respect to any redemption date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

"Comparable Treasury Price" means, with respect to any redemption date for the Notes, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Final Maturity Date" means May 15, 2012.

"Independent Investment Banker" means, with respect to any redemption date for the Notes, J.P. Morgan Securities Inc. and its successors, or, if such firm or the successors, if any, to such firm, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

"Reference Treasury Dealers" means, with respect to any redemption date for the Securities, J.P. Morgan Securities Inc. and three additional primary U.S. Government securities dealers in New York City (each a "Primary Treasury Dealer") selected by the Trustee after consultation with the Company, and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City, the Trustee, after consultation with the Company, shall substitute therefor another Primary Treasury Dealer).

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Holders of the Notes to be redeemed at the Holders' registered addresses. If less than all of the Notes are to be redeemed at the Company's option, the Trustee will select, in a manner it deems fair and appropriate, the Notes, or portions of the Notes, to be redeemed.

         In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Company shall not be required (i) to register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such transmission, or (ii) to register the transfer of or exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

         If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Notes are not subject to any sinking fund and are not subject to redemption by the Holders thereof prior to maturity.

         The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exemptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether notation of such consent or waiver is made upon this Note.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee maintained for such purpose in New York, New York, or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

         If at any time, (i) the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days after the Company becomes aware of such condition, (ii) the Company determines that the Notes shall no longer be represented by a Global Note or Global Notes or (iii) an Event of Default with respect to the Notes shall have occurred and be continuing, then the Company will execute and the Trustee will authenticate and deliver Registered Notes in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note. Such Notes in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose names such Notes are so registered.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been duly executed by or on behalf of JPMorgan Chase Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                              [FORM OF ASSIGNMENT]


To assign this Note, fill in the form below:
                  I or we assign and transfer this Note to

              -----------------------------------------------------
              (Print or type assignee's name, address and zip code)

              -----------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. No.)
         and irrevocably appoint ________________ as agent for the transfer of this Note on the books o the Company. The agent may substitute another to act for him.

Date:                      Your Signature:
         ---------                          ---------


Signature Guarantee:
                    ------------------------------------------------------------
                                   (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.


The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                       SCHEDULE OF INCREASES OR DECREASES

 The initial principal amount of this Global Note is $200,000,000. The following increases or decreases in this Global Note have been made:



                                                                       Principal Amount of this
                     Amount of decrease        Amount of increase             Global Note         Signature of authorized
    Date of         in Principal Amount        in Principal Amount          following such        signatory of Trustee or
    Exchange        of this Global Note        of this Global Note       decrease or increase         Notes Custodian
